Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-61734, 333-107824, 333-124725, 333-146531, 333-167720, 333-182320, 333-196904 and 333-08071 on Form S-8 of our reports dated April 25, 2019, relating to the financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries, and the effectiveness of Rite Aid Corporation and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 2, 2019.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania April 25, 2019